SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

BEYOND COMMERCE, INC.

Nevada Business Identification # NV20061411416
Expiration Date: 01/31/2020

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 10/01/2019.

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B20191001263593
You may verify this certificate
online at http://www.nvsos.gov

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0017122006-3
Barbara K. Cegavske	Filing Number 20190197351
Secretary State Of Nevada	Filed On 10/1/2019 2:55:00 PM
	Number of Pages 7

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

Beyond Commerce, Inc.

Entity or Nevada Business Identification Number (NVID):

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 100%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) The following is added as a new final provision of Article 3: (see attached) (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] President / CEO Signature of Officer or Authorized Signer — Title X ____________ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

(Article 3 – cont'd)

Effective as of September 30, 2019, the 250,000,000 authorized shares of the Corporation's preferred stock are designated as follows: (i) 249,999,900 shares of Series A Convertible Preferred Stock having the designations, rights and preferences as set forth herein (ii) 51 shares of Series B Convertible Preferred Stock having the designations, rights and preferences as set forth herein and (iii) 49 shares of undesignated preferred stock for which the Board is authorized to determine the number of series into which such undesignated shares may be divided, the number of shares within each series, and the designations, rights and preferences, subject to the qualifications, limitations and restrictions set forth herein.

CERTIFICATE OF DESIGNATIONS,
PREFERENCES AND RIGHTS OF
SERIES B PREFERRED STOCK,
$0.001 PAR VALUE PER SHARE

Beyond Commerce, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), hereby certifies that the following was adopted by resolution of the Board of Directors of the Corporation (the "Board") on September 27, 2019 in accordance with the provisions of its Articles of Incorporation (as amended, the "Articles of Incorporation") and bylaws. The authorized series of the Corporation's previously-authorized preferred stock shall have the following preferences, privileges, powers and restrictions thereof, as follows:

RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of Articles of Incorporation, the Board hereby authorizes a series of the Corporation's previously authorized preferred stock (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

I. <u>NAME OF THE CORPORATION</u>

Beyond Commerce, Inc.

II. <u>DESIGNATION AND AMOUNT; DIVIDENDS</u>

A. <u>Designation</u>. The designation of said series of preferred stock shall be Series B Preferred Stock, $0.001 par value per share (the "Series B Preferred Stock").

B. <u>Number of Shares</u>. The number of shares of Series B Preferred Stock authorized shall be Fifty-One (51) shares. Each share of Series B Preferred Stock shall have a stated value equal to $0.001 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Series B Stated Value").

C. <u>Dividends</u>. The Series B Preferred Stock is not entitled to receive dividends.

III. <u>LIQUIDATION RIGHTS</u>

The Series B Preferred Stock is entitled, in the event of any voluntary liquidation, dissolution or winding up of the Corporation, to receive payment or distribution of a preferential amount before any payments or distributions are received by any class or series of common stock.

IV. <u>CONVERSION</u>

No conversion of the Series B Preferred Stock is permitted.

V. RANK

All shares of the Series B Preferred Stock shall rank (i) senior to the Corporation's common stock, par value $0.001 per share ("Common Stock"), and any other class or series of capital stock of the Corporation hereafter created, except as otherwise provided in clauses (ii) and (iii) of this Article V, (ii) *pari passu* with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series B Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series B Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

VI. VOTING RIGHTS

One (1) share of the Series B Preferred Stock shall have voting rights equal to (x) 0.019607 *multiplied by* the total number of votes of the issued and outstanding shares of Common Stock and other Preferred Stock eligible to vote at the time of the respective vote (the "Numerator"), *divided by* (y) 0.49, *minus* (z) the Numerator. For the avoidance of doubt, if the total number of votes of the issued and outstanding shares of Common Stock and other Preferred Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series B Preferred Stock shall be equal to 102,036 (e.g., ((0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036).

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series B Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Corporation's Articles of Incorporation or by-laws.

VII. PROTECTION PROVISIONS

So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the unanimous written consent of the holders of Series B Preferred Stock, alter or change the rights, preferences or privileges of the Series B Preferred Stock so as to affect adversely the holders of Series B Preferred Stock.

Should any holder of Series B Preferred Stock cease to be an officer or director of the Corporation at any time and for any reason, such holders' Series B Preferred Stock shall be immediately cancelled.

VIII. MISCELLANEOUS

A. Status of Redeemed Stock. In case any shares of Series B Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, repurchased, or reacquired shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B Preferred Stock.

B. Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Series B Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Series B Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series B Preferred Stock Certificates.

C. Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series B Preferred Stock granted hereunder may be waived as to all shares of Series B Preferred Stock (and the holders thereof) upon the unanimous written consent of the holders of the Series B Preferred Stock.

D. Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as set forth below, or such other address and telephone and fax number as may be designated in writing hereafter in the same manner as set forth in this Section.

If to the Corporation:

Beyond Commerce, Inc.
3773 Howard Hughes Pkwy, Suite: 500
Las Vegas, NV 89169
Attention: Geordan G. Pursglove

If to the holders of Series B Preferred Stock, to the address listed in the Corporation's books and records.

[-Signature page follows-]

IN WITNESS WHEREOF, the undersigned has signed this certificate as of the 1st day of October, 2019.

BEYOND COMMERCE, INC.

By: /s/ *Geordan G. Pursglove*

Name: Geordan G. Pursglove

Title: Chief Executive Officer, President and Director